News from

Buckeye

FOR IMMEDIATE RELEASE

Contacts:                      Steve Dean, Senior Vice President
and Chief Financial Officer
901-320-8352
Daryn Abercrombie
Investor Relations
901-320-8908
Website:  www.bkitech.com

BUCKEYE TECHNOLOGIES FOURTH QUARTER & FISCAL YEAR 2011 EARNINGS RESULTS SCHEDULE

MEMPHIS, TN July 18, 2011 - Buckeye Technologies Inc. (NYSE:BKI) has scheduled a conference call for Wednesday, August 3, 2011 at 10:00 a.m. Central (11:00 Eastern) to discuss fourth quarter and fiscal year 2011 results.

All interested parties are invited to listen to the call live or tape delayed via the website www.streetevents.com or via the Company’s website homepage at bkitech.com.  Supplemental material for this call will be available on these websites.  The replay will be archived on these websites through September 2, 2011.

In addition, persons interested in listening by telephone may dial in at (800) 533-7954 within the United States.  International callers should dial (785) 830-1924. Participants should call no later than 9:50 a.m. CT.

To listen to the telephone replay of the call, dial (888) 203-1112 or (719) 457-0820.  The passcode is 9412785.  This replay will be available until midnight August 17, 2011.

A press release will be issued via Business Wire after the market closes on August 2.  If you do not receive a copy of this release, please contact Shirley Spears at (901) 320-8125.